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                                                                    EXHIBIT 23.1

                         [Deliotte & Touche Letterhead]


                         INDEPENDENT AUDITORS' CONSENT



We consent to the filing of our report dated July 18, 1997 on our audit of the consolidated financial statements of Dr. Solomon's Group PLC as at and for the three years ended May 31, 1997 as part of the filing by Networks Associates, Inc. on Form 8-K or Form 8-K/A of such financial statements with the U.S. Securities and Exchange Commission.



/s/ DELOITTE & TOUCHE
------------------------
Deloitte & Touche
Chartered Accountants
Bracknell
England
June 26, 1998